Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 24, 2017
FOR IMMEDIATE RELEASE

Washington Trust Reports Record Second Quarter 2017 Earnings
WESTERLY, R.I., July 24, 2017 (GLOBE NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq:WASH), parent company of The Washington Trust Company, today announced second quarter 2017 net income of $13.2 million, or $0.76 per diluted share, up by 12% from the $11.8 million, or $0.68 per diluted share, reported for the first quarter of 2017.

“Washington Trust’s momentum continued into the second quarter of 2017, as we achieved record earnings,” stated Joseph J. MarcAurele, Washington Trust Chairman and Chief Executive Officer.  “As a result of our consistent performance, strong capital position and attractive dividend yield, we continue to be recognized as one of the region’s high-performing financial institutions.”

Selected highlights for the second quarter of 2017 include:

•	Returns on average equity and average assets were strong at 13.06% and 1.21%, respectively. Comparable amounts for the first quarter of 2017 were 11.87% and 1.08%, respectively.

•	Wealth management assets under administration at the end of the quarter totaled $6.4 billion and second quarter revenues amounted to $9.9 million. These were record highs for Washington Trust.

•	Mortgage banking revenues totaled $2.9 million for the second quarter of 2017, up by 25% on a linked quarter basis.

•	Total loans stood at $3.2 billion at June 30, 2017, down by 1% from the preceding quarter and up by 4% from a year ago.

•	Total deposits amounted to $3.0 billion at June 30, 2017, down by 3% in the quarter and up by 8% from a year ago.
Net Interest Income
Net interest income totaled $29.9 million for the second quarter of 2017, up by $1.2 million, or 4%, from the first quarter. Included in net interest income in the second quarter was loan prepayment fee income of $549 thousand, compared to $135 thousand in the first quarter. Excluding the impact of loan prepayment fee income in each period, net interest income was up by $811 thousand, or 3%, on a linked quarter basis. The net interest margin was 2.97% for the second quarter of 2017, up by 10 basis points from the preceding quarter. Excluding the impact of the loan prepayment fee income in each period, the net interest margin was 2.92%, up by 6 basis points from the first quarter of 2017. Significant linked quarter changes included:

•
Average interest-earning assets decreased by $17 million, primarily due to payoffs in the commercial real estate loan portfolio. The yield on interest-earning assets for the second quarter was 3.68%, up by 12 basis points from the preceding quarter. Excluding the impact of loan prepayment fee income in each period, the yield on interest-earning assets was 3.62%, up by 8 basis points from the preceding quarter, due to higher short-term market rates of interest.

Washington Trust
Page 2, July 24, 2017

•
Average interest-bearing liabilities decreased by $39 million, reflecting declines in both in-market interest-bearing deposits and wholesale funding balances. The cost of interest-bearing funds was 0.87%, up by 4 basis points from the preceding quarter.

Loans
Total loans amounted to $3.2 billion at June 30, 2017, down by $25 million, or 1%, from the end of preceding quarter. Commercial loans decreased by $64 million, or 4%, on a linked quarter basis, with a $79 million decline in the commercial real estate portfolio resulting from payoffs and a $15 million increase in the commercial and industrial loan portfolio. Residential loan portfolio balances increased by $37 million, or 3%, from the balance at March 31, 2017. The consumer loan portfolio increased by $2 million, or 1%, from the end of the preceding quarter.

Investment Securities
The investment securities portfolio amounted to $763 million at June 30, 2017, down by $6 million, or 1%, from the balance at March 31, 2017. Investment securities represented 17% of total assets as of June 30, 2017.

Deposits and Borrowings
Total deposits amounted to $3.0 billion at June 30, 2017, down by $94 million, or 3%, from the balance at March 31, 2017. Included in total deposits were wholesale brokered time deposit balances of $401 million, which increased by $19 million from the end of preceding quarter. Excluding wholesale brokered time deposits, in-market deposits decreased by $113 million, or 4%, in the quarter, reflecting seasonal outflows of various institutional and governmental depositors based on the their underlying business cycles.

FHLBB advances amounted to $870 million at June 30, 2017, up by $71 million from the balance at March 31, 2017.

Noninterest Income
Noninterest income totaled $16.8 million for the second quarter of 2017, up by $2.3 million, or 16%, from the preceding quarter. Significant linked quarter changes included:

•
Wealth management revenues increased by $465 thousand, or 5%. This included increases of $154 thousand in asset-based revenues and $311 thousand in transaction-based revenues. The increase in transaction-based revenues was largely attributable to tax preparation fees, which are generally concentrated in the second quarter.

Wealth management assets under administration increased by $160 million, reflecting financial market appreciation in the second quarter. Managed assets represented 93% of total wealth management assets at June 30, 2017.

•
Mortgage banking revenues increased by $579 thousand, or 25%, resulting from an increase of residential mortgage loans sold in the secondary market. Residential mortgage loans sold to the secondary market amounted to $137 million in the second quarter, compared to $107 million in the preceding quarter.

•
Loan related derivative income increased by $996 thousand from the $148 thousand reported for the first quarter, due to higher volume of commercial borrower loan related derivative transactions occurring in the second quarter.

Washington Trust
Page 3, July 24, 2017

Noninterest Expenses
Noninterest expenses totaled $26.3 million for the second quarter of 2017, up by $1.0 million, or 4%, from the first quarter. Included in the first quarter was a $310 thousand reduction in noninterest expenses resulting from the downward adjustment in the fair value of the contingent consideration liability initially recognized upon the completion of a 2015 acquisition. Excluding this first quarter adjustment, noninterest expenses were up by $710 thousand, or 3%, on a linked quarter basis. Salaries and employee benefit costs, the largest component of noninterest expenses, increased by $563 thousand, or 3%, from the preceding quarter, reflecting an increase in commissions expense due to an increase in mortgage banking activities. The linked quarter change in noninterest expenses also included a $253 thousand increase in outsourced services, which was primarily due to higher volume of loan related derivative transaction execution costs.

Income tax expense amounted to $6.5 million for the second quarter of 2017, up by $784 thousand from the preceding quarter. The effective tax rate for the second quarter of 2017 was 33.0%, compared to 32.7% for the first quarter of 2017. Excess tax benefits on the settlement of share-based awards, which are recorded as a reduction to income tax expense, totaled $155 thousand for the second quarter, compared to $195 thousand in the preceding quarter. Excluding the impact of the excess tax benefits recognized in each period, the effective tax rate was 33.8% for the second quarter of 2017, unchanged from the first quarter. Prior to 2017, excess tax benefits on the settlement of share-based awards were recognized as additional paid in capital in shareholders' equity and did not impact income tax expense or the effective tax rate.

Asset Quality
Total past due loans amounted to $21.1 million, or 0.66% of total loans, at June 30, 2017, compared to $20.9 million, or 0.65% of total loans, at March 31, 2017. Total nonaccrual loans amounted to $20.2 million, or 0.63% of total loans, at June 30, 2017, down from $22.1 million, or 0.69% of total loans, at March 31, 2017.
A loan loss provision totaling $700 thousand was charged to earnings in the second quarter of 2017, compared to a loan loss provision of $400 thousand in the preceding quarter. The loan loss provision was based on management's assessment of loss exposure, as well as loan loss allocations commensurate with changes in the loan portfolio during the quarter. Net charge-offs amounted to $484 thousand in the second quarter of 2017, including a $400 thousand charge-off associated with one commercial real estate relationship. The allowance for loan losses was $26.7 million, or 0.83% of total loans, at June 30, 2017, compared to $26.4 million, or 0.82% of total loans, at March 31, 2017.

Capital and Dividends
Total shareholders' equity was $406 million at June 30, 2017, up by $8 million from March 31, 2017. Capital levels at June 30, 2017 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 12.78% at June 30, 2017, compared to 12.38% at March 31, 2017. Book value per share amounted to $23.59 at June 30, 2017, up from $23.14 at March 31, 2017.

The Board of Directors declared a quarterly dividend of 38 cents per share for the quarter ended June 30, 2017. The dividend was paid on July 14, 2017 to shareholders of record on July 3, 2017.

Washington Trust
Page 4, July 24, 2017

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Tuesday, July 25, 2017 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-877-407-9208. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-844-512-2921 and entering the Replay PIN Number 13665498; the audio replay will be available through August 4, 2017. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's web site, www.washtrustbancorp.com, and will be available through September 30, 2017.

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s web site at www.washtrustbancorp.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make forward-looking statements in other documents we file with the SEC, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: weakness in national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets; volatility in national and international financial markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits; reductions in the market value of wealth management assets under administration; changes in the value of securities and other assets; reductions in loan demand; changes in loan collectibility, default and charge-off rates; changes in the size and nature of the our competition; changes in legislation or regulation and accounting principles, policies and guidelines; increasing occurrences of cyberattacks, hacking and identity theft; and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Assets:
Cash and due from banks	$117,608	$111,941	$106,185	$126,752	$116,658
Short-term investments	2,324	2,039	1,612	2,420	3,255
Mortgage loans held for sale	32,784	25,414	29,434	45,162	38,554
Securities:
Available for sale, at fair value	749,486	754,720	739,912	564,256	401,749
Held to maturity, at amortized cost	13,942	14,721	15,633	16,848	17,917
Total securities	763,428	769,441	755,545	581,104	419,666
Federal Home Loan Bank stock, at cost	44,640	43,714	43,129	37,249	34,303
Loans:
Commercial	1,698,389	1,762,499	1,771,666	1,757,215	1,732,220
Residential real estate	1,168,105	1,131,210	1,122,748	1,079,887	1,005,036
Consumer	333,606	331,151	339,957	344,253	343,628
Total loans	3,200,100	3,224,860	3,234,371	3,181,355	3,080,884
Less allowance for loan losses	26,662	26,446	26,004	25,649	25,826
Net loans	3,173,438	3,198,414	3,208,367	3,155,706	3,055,058
Premises and equipment, net	28,508	28,853	29,020	29,433	29,590
Investment in bank-owned life insurance	72,183	71,642	71,105	70,557	65,036
Goodwill	63,909	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,642	9,898	10,175	10,493	10,814
Other assets	67,065	63,348	62,484	81,099	80,088
Total assets	$4,375,529	$4,388,763	$4,381,115	$4,204,034	$3,917,081
Liabilities:
Deposits:
Demand deposits	$587,813	$596,974	$585,960	$566,027	$512,307
NOW accounts	448,617	454,344	427,707	404,827	414,532
Money market accounts	666,047	762,233	730,075	794,905	675,896
Savings accounts	364,002	362,281	358,397	357,966	342,579
Time deposits	954,710	939,739	961,613	913,649	844,036
Total deposits	3,021,189	3,115,571	3,063,752	3,037,374	2,789,350
Federal Home Loan Bank advances	869,733	798,741	848,930	671,615	640,010
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Other liabilities	55,884	53,985	54,948	77,037	76,708
Total liabilities	3,969,487	3,990,978	3,990,311	3,808,707	3,528,749
Shareholders’ Equity:
Common stock	1,076	1,075	1,073	1,069	1,068
Paid-in capital	116,484	116,200	115,123	113,290	112,314
Retained earnings	306,151	299,555	294,365	288,613	282,666
Accumulated other comprehensive loss	(17,669)	(19,045)	(19,757)	(7,645)	(7,716)
Total shareholders’ equity	406,042	397,785	390,804	395,327	388,332
Total liabilities and shareholders’ equity	$4,375,529	$4,388,763	$4,381,115	$4,204,034	$3,917,081

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share amounts)
						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Interest income:
Interest and fees on loans	$31,642	$30,352	$30,738	$29,633	$29,122	$61,994	$59,120
Taxable interest on securities	4,844	4,709	3,703	3,024	2,487	9,553	4,857
Nontaxable interest on securities	72	112	157	218	280	184	607
Dividends on Federal Home Loan Bank stock	439	387	362	288	231	826	441
Other interest income	156	104	95	93	70	260	134
Total interest and dividend income	37,153	35,664	35,055	33,256	32,190	72,817	65,159
Interest expense:
Deposits	3,591	3,502	3,445	3,110	2,981	7,093	5,949
Federal Home Loan Bank advances	3,509	3,344	2,886	2,641	2,313	6,853	4,465
Junior subordinated debentures	149	138	135	125	119	287	231
Other interest expense	—	1	1	1	1	1	3
Total interest expense	7,249	6,985	6,467	5,877	5,414	14,234	10,648
Net interest income	29,904	28,679	28,588	27,379	26,776	58,583	54,511
Provision for loan losses	700	400	2,900	1,800	450	1,100	950
Net interest income after provision for loan losses	29,204	28,279	25,688	25,579	26,326	57,483	53,561
Noninterest income:
Wealth management revenues	9,942	9,477	9,291	9,623	9,481	19,419	18,655
Mortgage banking revenues	2,919	2,340	4,541	3,734	2,710	5,259	4,908
Service charges on deposit accounts	901	883	945	915	935	1,784	1,842
Card interchange fees	902	802	858	870	860	1,704	1,657
Income from bank-owned life insurance	542	536	549	521	1,090	1,078	1,589
Loan related derivative income	1,144	148	912	1,178	508	1,292	1,153
Equity in losses of unconsolidated subsidiaries	(89)	(88)	(89)	(88)	(89)	(177)	(177)
Other income	545	412	313	508	419	957	921
Total noninterest income	16,806	14,510	17,320	17,261	15,914	31,316	30,548
Noninterest expense:
Salaries and employee benefits	17,358	16,795	16,528	16,908	17,405	34,153	33,785
Net occupancy	1,767	1,967	1,775	1,766	1,803	3,734	3,610
Equipment	1,313	1,467	1,556	1,648	1,503	2,780	3,004
Outsourced services	1,710	1,457	1,311	1,254	1,294	3,167	2,657
Legal, audit and professional fees	582	616	597	691	662	1,198	1,291
FDIC deposit insurance costs	469	481	390	504	491	950	984
Advertising and promotion	362	237	403	370	420	599	685
Amortization of intangibles	257	277	318	321	322	534	645
Debt prepayment penalties	—	—	—	—	—	—	431
Change in fair value of contingent consideration	—	(310)	—	(939)	16	(310)	41
Other expenses	2,488	2,299	2,095	2,127	2,114	4,787	4,347
Total noninterest expense	26,306	25,286	24,973	24,650	26,030	51,592	51,480
Income before income taxes	19,704	17,503	18,035	18,190	16,210	37,207	32,629
Income tax expense	6,505	5,721	5,873	5,863	5,153	12,226	10,637
Net income	$13,199	$11,782	$12,162	$12,327	$11,057	$24,981	$21,992

Net income available to common shareholders:
Basic	$13,170	$11,755	$12,137	$12,302	$11,035	$24,925	$21,945
Diluted	$13,170	$11,755	$12,137	$12,302	$11,035	$24,925	$21,945
Weighted average common shares outstanding:
Basic	17,206	17,186	17,142	17,090	17,067	17,196	17,045
Diluted	17,316	17,293	17,245	17,203	17,194	17,312	17,185
Earnings per common share:
Basic	$0.77	$0.68	$0.71	$0.72	$0.65	$1.45	$1.29
Diluted	$0.76	$0.68	$0.70	$0.72	$0.64	$1.44	$1.28

Cash dividends declared per share	$0.38	$0.38	$0.37	$0.37	$0.36	$0.76	$0.72

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Share and Equity Related Data:
Book value per share	$23.59	$23.14	$22.76	$23.11	$22.73
Tangible book value per share - Non-GAAP (1)	$19.32	$18.83	$18.44	$18.75	$18.35
Market value per share	$51.55	$49.30	$56.05	$40.22	$37.92
Shares issued and outstanding at end of period	17,210	17,193	17,171	17,107	17,081

Capital Ratios:
Tier 1 risk-based capital	11.92% (i)	11.54%	11.44%	11.48%	11.57%
Total risk-based capital	12.78% (i)	12.38%	12.26%	12.31%	12.43%
Tier 1 leverage ratio	8.78% (i)	8.58%	8.67%	8.95%	9.21%
Common equity tier 1	11.23% (i)	10.86%	10.75%	10.77%	10.84%
Equity to assets	9.28%	9.06%	8.92%	9.40%	9.91%
Tangible equity to tangible assets - Non-GAAP (1)	7.73%	7.51%	7.35%	7.77%	8.16%
(i) - estimated

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Performance Ratios:
Net interest margin (FTE)	2.97%	2.87%	2.89%	2.94%	3.05%	2.92%	3.15%
Return on average assets	1.21%	1.08%	1.14%	1.21%	1.14%	1.15%	1.15%
Return on average tangible assets - Non-GAAP (1)	1.23%	1.10%	1.16%	1.24%	1.17%	1.17%	1.17%
Return on average equity	13.06%	11.87%	12.26%	12.57%	11.50%	12.47%	11.50%
Return on average tangible equity - Non-GAAP (1)	15.98%	14.59%	15.09%	15.53%	14.28%	15.29%	14.31%

(1)	See the section labeled “SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures” at the end of this document.

SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)
						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Wealth Management Results
Wealth Management Revenues:
Trust and investment management fees	$8,781	$8,518	$8,283	$8,358	$8,195	$17,299	$16,260
Mutual fund fees	620	729	771	812	812	1,349	1,655
Asset-based revenues	9,401	9,247	9,054	9,170	9,007	18,648	17,915
Transaction-based revenues	541	230	237	453	474	771	740
Total wealth management revenues	$9,942	$9,477	$9,291	$9,623	$9,481	$19,419	$18,655

Assets Under Administration:
Balance at beginning of period	$6,243,301	$6,063,293	$6,056,859	$5,905,019	$5,878,967	$6,063,293	$5,844,636
Net investment appreciation (depreciation) & income	162,924	220,423	(8,506)	192,518	71,447	383,347	93,835
Net client asset flows	(2,724)	(40,415)	14,940	(40,678)	(45,395)	(43,139)	(33,452)
Balance at end of period	$6,403,501	$6,243,301	$6,063,293	$6,056,859	$5,905,019	$6,403,501	$5,905,019

Mortgage Banking Results
Mortgage Banking Revenues:
Gains & commissions on loan sales, net	$2,784	$2,268	$4,455	$3,744	$2,804	$5,052	$4,938
Residential mortgage servicing fee income, net	135	72	86	(10)	(94)	207	(30)
Total mortgage banking revenues	$2,919	$2,340	$4,541	$3,734	$2,710	$5,259	$4,908

Residential Mortgage Loan Originations:
Originations for retention in portfolio	$94,794	$57,907	$72,533	$90,308	$54,080	$152,701	$101,626
Originations for sale to secondary market (1)	144,491	102,441	185,626	170,673	154,043	246,932	244,501
Total mortgage loan originations	$239,285	$160,348	$258,159	$260,981	$208,123	$399,633	$346,127

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$29,198	$22,567	$48,545	$44,611	$45,804	$51,766	$72,258
Sold with servicing rights released (1)	108,246	84,345	151,506	119,572	93,239	192,590	172,746
Total mortgage loans sold	$137,444	$106,912	$200,051	$164,183	$139,043	$244,356	$245,004

(1)	Also includes loans originated in a broker capacity.

END OF PERIOD LOAN AND DEPOSIT COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Commercial:
Mortgages	$1,009,096	$1,076,648	$1,074,186	$1,086,175	$1,074,747
Construction & development	112,177	123,841	121,371	98,735	81,812
Commercial & industrial	577,116	562,010	576,109	572,305	575,661
Total commercial	1,698,389	1,762,499	1,771,666	1,757,215	1,732,220
Residential Real Estate:
Mortgages	1,143,416	1,100,435	1,094,824	1,052,829	978,399
Homeowner construction	24,689	30,775	27,924	27,058	26,637
Total residential real estate	1,168,105	1,131,210	1,122,748	1,079,887	1,005,036
Consumer:
Home equity lines	263,934	258,695	264,200	265,238	260,541
Home equity loans	35,173	36,050	37,272	38,264	39,572
Other	34,499	36,406	38,485	40,751	43,515
Total consumer	333,606	331,151	339,957	344,253	343,628
Total loans	$3,200,100	$3,224,860	$3,234,371	$3,181,355	$3,080,884

	June 30, 2017		December 31, 2016
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,048,992	93.6%	$1,105,539	92.5%
New York, New Jersey, Pennsylvania	59,508	5.3%	77,038	6.4%
New Hampshire	12,773	1.1%	12,980	1.1%
Total commercial real estate loans (1)	$1,121,273	100.0%	$1,195,557	100.0%

Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$1,151,846	98.6%	$1,106,366	98.6%
New Hampshire, Vermont, Maine	11,871	1.0%	11,445	1.0%
New York, Virginia, New Jersey, Maryland, Pennsylvania	2,208	0.2%	2,648	0.2%
Ohio	903	0.1%	997	0.1%
Other	1,277	0.1%	1,292	0.1%
Total residential mortgages	$1,168,105	100.0%	$1,122,748	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Deposits:
Non-interest bearing demand deposits	$533,147	$534,792	$521,165	$520,860	$476,848
Interest-bearing demand deposits	54,666	62,182	64,795	45,167	35,459
NOW accounts	448,617	454,344	427,707	404,827	414,532
Money market accounts	666,047	762,233	730,075	794,905	675,896
Savings accounts	364,002	362,281	358,397	357,966	342,579
Time deposits (in-market)	553,783	557,312	549,376	554,669	549,935
Wholesale brokered time deposits	400,927	382,427	412,237	358,980	294,101
Total deposits	$3,021,189	$3,115,571	$3,063,752	$3,037,374	$2,789,350

CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Asset Quality Ratios:
Nonperforming assets to total assets	0.49%	0.54%	0.53%	0.59%	0.48%
Nonaccrual loans to total loans	0.63%	0.69%	0.68%	0.75%	0.56%
Total past due loans to total loans	0.66%	0.65%	0.76%	0.67%	0.56%
Allowance for loan losses to nonaccrual loans	132.00%	119.52%	117.89%	107.09%	149.73%
Allowance for loan losses to total loans	0.83%	0.82%	0.80%	0.81%	0.84%

Nonperforming Assets:
Commercial mortgages	$6,422	$7,809	$7,811	$10,357	$4,054
Commercial construction & development	—	—	—	—	—
Commercial & industrial	1,232	1,129	1,337	1,744	1,204
Residential real estate mortgages	11,815	12,253	11,736	10,140	10,409
Consumer	729	936	1,174	1,709	1,581
Total nonaccrual loans	20,198	22,127	22,058	23,950	17,248
Other real estate owned	1,342	1,410	1,075	1,045	1,515
Total nonperforming assets	$21,540	$23,537	$23,133	$24,995	$18,763

Past Due Loans (30 days or more past due):
Commercial mortgages	$6,422	$7,806	$8,708	$10,352	$4,062
Commercial & industrial	4,009	1,046	1,154	1,047	1,978
Residential real estate mortgages	8,857	10,533	12,226	8,291	8,893
Consumer loans	1,832	1,547	2,334	1,565	2,201
Total past due loans	$21,120	$20,932	$24,422	$21,255	$17,134

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$14,490	$18,081	$18,602	$18,796	$13,211

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Nonaccrual Loan Activity:
Balance at beginning of period	$22,127	$22,058	$23,950	$17,248	$17,425	$22,058	$21,047
Additions to nonaccrual status	1,946	2,138	2,105	9,750	2,072	4,084	3,424
Loans returned to accruing status	(779)	(547)	(718)	(592)	—	(1,325)	(206)
Loans charged-off	(642)	(79)	(2,622)	(2,055)	(860)	(721)	(2,335)
Loans transferred to other real estate owned	—	(478)	(30)	—	(435)	(576)	(1,045)
Payments, payoffs and other changes	(2,454)	(965)	(627)	(401)	(954)	(3,322)	(3,637)
Balance at end of period	$20,198	$22,127	$22,058	$23,950	$17,248	$20,198	$17,248

Allowance for Loan Losses:
Balance at beginning of period	$26,446	$26,004	$25,649	$25,826	$26,137	$26,004	$27,069
Provision charged to earnings	700	400	2,900	1,800	450	1,100	950
Charge-offs	(642)	(79)	(2,622)	(2,055)	(860)	(721)	(2,335)
Recoveries	158	121	77	78	99	279	142
Balance at end of period	$26,662	$26,446	$26,004	$25,649	$25,826	$26,662	$25,826

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$318	$—	$2,510	$1,936	$65	$318	$1,314
Commercial & industrial	115	(105)	(20)	(43)	684	10	666
Residential real estate mortgages	8	(4)	6	47	2	4	136
Consumer	43	67	49	37	10	110	77
Total	$484	($42)	$2,545	$1,977	$761	$442	$2,193

Net charge-offs to average loans (annualized)	0.06%	(0.01%)	0.31%	0.25%	0.10%	0.03%	0.14%

The following table presents average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (FTE) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and fair value adjustments on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest recognized on these loans are included in amounts presented for loans.

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Three Months Ended	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,037,327	$9,821	3.80	$1,079,171	$9,444	3.55	$1,019,290	$8,992	3.55
Construction & development	126,212	1,211	3.85	127,861	1,113	3.53	117,204	985	3.38
Commercial & industrial	574,775	6,607	4.61	573,801	6,157	4.35	591,893	6,408	4.35
Total commercial loans	1,738,314	$17,639	4.07	1,780,833	$16,714	3.81	1,728,387	$16,385	3.81
Residential real estate loans, including loans held for sale	1,162,895	11,088	3.82	1,152,468	10,868	3.82	1,024,653	9,980	3.92
Consumer loans	332,053	3,464	4.18	335,054	3,323	4.02	342,866	3,311	3.88
Total loans	3,233,262	32,191	3.99	3,268,355	30,905	3.83	3,095,906	29,676	3.86
Cash, federal funds sold and short-term investments	60,428	156	1.04	56,195	104	0.75	69,839	70	0.40
FHLBB stock	44,362	439	3.97	43,622	387	3.60	31,723	231	2.93
Taxable debt securities	773,280	4,844	2.51	755,955	4,709	2.53	396,428	2,487	2.52
Nontaxable debt securities	7,076	109	6.18	11,521	173	6.09	28,531	433	6.10
Total securities	780,356	4,953	2.55	767,476	4,882	2.58	424,959	2,920	2.76
Total interest-earning assets	4,118,408	37,739	3.68	4,135,648	36,278	3.56	3,622,427	32,897	3.65
Noninterest-earning assets	236,056			229,823			247,081
Total assets	$4,354,464			$4,365,471			$3,869,508
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$54,675	($8)	(0.06)	$56,782	$15	0.11	$42,952	$7	0.07
NOW accounts	437,282	57	0.05	420,622	50	0.05	403,136	53	0.05
Money market accounts	711,711	640	0.36	754,501	599	0.32	710,075	459	0.26
Savings accounts	361,545	52	0.06	357,894	51	0.06	338,504	49	0.06
Time deposits (in-market)	559,442	1,460	1.05	554,855	1,418	1.04	542,621	1,345	1.00
Wholesale brokered time deposits	392,734	1,390	1.42	397,274	1,369	1.40	302,707	1,068	1.42
FHLBB advances	817,349	3,509	1.72	831,614	3,344	1.63	587,395	2,313	1.58
Junior subordinated debentures	22,681	149	2.63	22,681	138	2.47	22,681	119	2.11
Other	13	—	—	27	1	15.02	66	1	6.09
Total interest-bearing liabilities	3,357,432	7,249	0.87	3,396,250	6,985	0.83	2,950,137	5,414	0.74
Demand deposits	543,781			527,215			473,731
Other liabilities	49,013			44,889			60,923
Shareholders' equity	404,238			397,117			384,717
Total liabilities and shareholders' equity	$4,354,464			$4,365,471			$3,869,508
Net interest income (FTE)		$30,490			$29,293			$27,483
Interest rate spread			2.81			2.73			2.91
Net interest margin			2.97			2.87			3.05

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016
Commercial loans	$549	$553	$554
Nontaxable debt securities	37	61	153
Total	$586	$614	$707

CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)

For the Six Months Ended	June 30, 2017			June 30, 2016
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Commercial mortgages	$1,058,139	$19,264	3.67	$976,619	$17,207	3.54
Construction & development	127,031	2,324	3.69	123,209	2,093	3.42
Commercial & industrial	574,286	12,765	4.48	598,203	14,089	4.74
Total commercial loans	1,759,456	34,353	3.94	1,698,031	33,389	3.95
Residential real estate loans, including loans held for sale	1,157,710	21,956	3.82	1,027,956	20,135	3.94
Consumer loans	333,545	6,787	4.10	343,193	6,704	3.93
Total loans	3,250,711	63,096	3.91	3,069,180	60,228	3.95
Cash, federal funds sold and short-term investments	58,323	260	0.90	69,164	134	0.39
FHLBB stock	43,994	826	3.79	28,660	441	3.09
Taxable debt securities	764,666	9,553	2.52	377,744	4,857	2.59
Nontaxable debt securities	9,286	282	6.12	30,922	940	6.11
Total securities	773,952	9,835	2.56	408,666	5,797	2.85
Total interest-earning assets	4,126,980	74,017	3.62	3,575,670	66,600	3.75
Noninterest-earning assets	232,957			243,597
Total assets	$4,359,937			$3,819,267
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits	$55,722	$7	0.03	$46,828	$20	0.09
NOW accounts	428,998	108	0.05	394,812	110	0.06
Money market accounts	732,988	1,239	0.34	748,354	975	0.26
Savings accounts	359,730	102	0.06	333,339	96	0.06
Time deposits (in-market)	557,161	2,878	1.04	540,328	2,659	0.99
Wholesale brokered time deposits	394,992	2,759	1.41	299,754	2,089	1.40
FHLBB advances	824,442	6,853	1.68	520,207	4,465	1.73
Junior subordinated debentures	22,681	287	2.55	22,681	231	2.05
Other	20	1	10.08	73	3	8.26
Total interest-bearing liabilities	3,376,734	14,234	0.85	2,906,376	10,648	0.74
Demand deposits	535,544			472,757
Other liabilities	46,962			57,605
Shareholders' equity	400,697			382,529
Total liabilities and shareholders' equity	$4,359,937			$3,819,267
Net interest income (FTE)		$59,783			$55,952
Interest rate spread			2.77			3.01
Net interest margin			2.92			3.15

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2017	Jun 30, 2016
Commercial loans	$1,102	$1,108
Nontaxable debt securities	98	333
Total	$1,200	$1,441

SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Tangible Book Value per Share:
Total shareholders' equity, as reported	$406,042	$397,785	$390,804	$395,327	$388,332
Less:
Goodwill	63,909	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,642	9,898	10,175	10,493	10,814
Total tangible shareholders' equity	$332,491	$323,828	$316,570	$320,775	$313,459

Shares outstanding, as reported	17,210	17,193	17,171	17,107	17,081

Book value per share - GAAP	$23.59	$23.14	$22.76	$23.11	$22.73
Tangible book value per share - Non-GAAP	$19.32	$18.83	$18.44	$18.75	$18.35

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$332,491	$323,828	$316,570	$320,775	$313,459

Total assets, as reported	$4,375,529	$4,388,763	$4,381,115	$4,204,034	$3,917,081
Less:
Goodwill	63,909	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,642	9,898	10,175	10,493	10,814
Total tangible assets	$4,301,978	$4,314,806	$4,306,881	$4,129,482	$3,842,208

Equity to assets - GAAP	9.28%	9.06%	8.92%	9.40%	9.91%
Tangible equity to tangible assets - Non-GAAP	7.73%	7.51%	7.35%	7.77%	8.16%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Return on Average Tangible Assets:
Net income, as reported	$13,199	$11,782	$12,162	$12,327	$11,057	$24,981	$21,992

Total average assets, as reported	$4,354,464	$4,365,471	$4,272,883	$4,062,688	$3,869,508	$4,359,937	$3,819,267
Less average balances of:
Goodwill	64,058	64,059	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,767	10,027	10,330	10,650	10,972	9,896	11,133
Total average tangible assets	$4,280,639	$4,291,385	$4,198,494	$3,987,979	$3,794,477	$4,285,982	$3,744,075

Return on average assets - GAAP	1.21%	1.08%	1.14%	1.21%	1.14%	1.15%	1.15%
Return on average tangible assets - Non-GAAP	1.23%	1.10%	1.16%	1.24%	1.17%	1.17%	1.17%

Return on Average Tangible Equity:
Net income, as reported	$13,199	$11,782	$12,162	$12,327	$11,057	$24,981	$21,992

Total average equity, as reported	$404,238	$397,117	$396,741	$392,233	$384,717	$400,697	$382,529
Less average balances of:
Goodwill	64,058	64,059	64,059	64,059	64,059	64,059	64,059
Identifiable intangible assets, net	9,767	10,027	10,330	10,650	10,972	9,896	11,133
Total average tangible equity	$330,413	$323,031	$322,352	$317,524	$309,686	$326,742	$307,337

Return on average equity - GAAP	13.06%	11.87%	12.26%	12.57%	11.50%	12.47%	11.50%
Return on average tangible equity - Non-GAAP	15.98%	14.59%	15.09%	15.53%	14.28%	15.29%	14.31%